UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2006

UNITED MORTGAGE TRUST
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-32409	75-6493585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1702 N. Collins Blvd, Suite 100
Richardson, Texas 75080
(Address of principal executive offices)(Zip Code)

(214) 237-9305
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On November 17, 2006, pursuant to authority vested in the Board of Trustees by our Declaration of Trust, the Board of Trustees adopted a resolution to fill two existing vacancies on the Board of Trustees by electing Phillip K. Marshall and Roger C. Wadsworth as independent trustees.

The following is biographical information about Messrs. Marshall and Wadsworth.

Phillip K. Marshall, age 57, is a certified public accountant in the State of Texas. Since 2003, he has served as Chief Financial Officer of CDT Systems, Inc., an Addison, Texas publicly-held company engaged in water technology. From 2001 to 2003, he was a principal of Whitley Penn, independent certified public accountants. Prior to 2001, Mr. Marshall served as Director of Audit Services at Jackson & Rhodes PC and was previously an audit partner at Toombs, Hall and Foster and at KPMG Peat Marwick. Mr. Marshall received a BBA in Accounting, Texas State University in 1972. He is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Roger C. Wadsworth, age 59, has been the Chief Operating Officer of IMS Securities, Inc., a National Association of Securities Dealers member firm, since 2002. He holds a Series 7, 24, and 66 NASD License and is a licensed insurance agent in the State of Texas. Since 2003, he has also served as the National Director and Board Member of The National Due Diligence Alliance, Inc., a non-profit trade association of Independent NASD Broker-Dealer firms. From 1988 to 2002, he served as the Senior Vice President & Chief Administrative Officer of INVESTools, Inc. NASDAQ: IEDU (formerly Telescan, Inc.), a publicly-held company in the financial data, information, and analysis industry. Prior to 1988, he was the Co-Founder and Vice President of Information Management Services, Inc., a financial consulting and management firm. Mr. Wadsworth received a Bachelor of Business Administration in Finance from the University of Houston in 1971.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED MORTGAGE TRUST

Date: November 21, 2006	By:	/s/ Christine A. Griffin
Christine A. Griffin
President and Chief Executive Officer